FOR IMMEDIATE RELEASE
MONDAY, JANUARY 24, 2011
CARE INVESTMENT TRUST INC. ANNOUNCES FINAL RESOLUTION OF BRIARWOOD CLASS ACTION LAWSUIT
NEW YORK — January 24, 2011 — Care Investment Trust Inc. (OTCQX: CVTR) (“Care” or the “Company”), a real estate investment and finance company that invests in healthcare-related real estate, today announced that the class action lawsuit (the “Action”) filed against it in 2007 in connection with the Company’s IPO (Briarwood v. Care) has been fully and finally resolved.
Salvatore (Torey) V. Riso, President and Chief Executive Officer, said “We are pleased this lawsuit has been resolved in full so that the Company can continue to focus on its future growth.”
About Care Investment Trust
Care Investment Trust Inc. is a real estate investment and finance company investing in healthcare-related real estate.
Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust Inc.’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust Inc.’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust Inc.’s Annual Report on Form 10-K/A, as well as Care Investment Trust Inc.’s Quarterly Reports on Form 10-Q. Care Investment Trust Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

For more information on the Company, please visit the Company’s website at www.carereit.com
FOR FURTHER INFORMATION:
AT CARE INVESTMENT TRUST:
Torey Riso
President & Chief Executive Officer
(212) 446-1414
triso@carereit.com
Steve Sherwyn
Chief Financial Officer & Treasurer
(212) 446-1407
ssherwyn@carereit.com

2